AMENDMENT AGREEMENT

The amendment agreement (this “Amendment Agreement”) is made and entered into effective as of May 5, 2011, by and among Morgan Stanley Smith Barney TT II LLC, a Delaware limited liability company (the “Trading Company”), Ceres Managed Futures LLC, a Delaware limited liability company (the “Trading Manager”), and Transtrend B.V., a Dutch limited liability company (the “Trading Advisor”).

WITNESSETH:

WHEREAS, the Trading Company, Demeter Management Corporation and the Trading Advisor entered into an advisory agreement effective as of April 30, 2007 (the “Agreement”); and

WHEREAS, Demeter Management Corporation was merged into Demeter Management LLC, a Delaware limited liability company with Demeter Management LLC as the surviving entity;

WHEREAS, pursuant to the establishment of the Morgan Stanley Smith Barney Holdings LLC joint venture, Demeter Management LLC and Ceres Managed Futures LLC were each contributed to such joint venture;

WHEREAS, subsequent to the establishment of the joint venture, Demeter Management LLC was merged into Ceres Managed Futures LLC whereby Ceres Managed Futures LLC became the Trading Manager;

WHEREAS, the parties hereto desire to enter into this Amendment Agreement in order to amend the Agreement to reflect the above mergers and to amend the Agreement in certain respects.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby confirmed, the parties hereto do hereby agree as follows:

1.           Defined Terms.

Capitalized terms not otherwise defined in this Amendment Agreement shall have the same respective meanings as set forth in the Agreement.

2.           Amendments to the Agreement.

(a)           Section 5(a)(i) of the Agreement is hereby deleted in its entirety and the following new section 5(a)(i) is hereby inserted in place thereof:

“(i)(A)                    The Trading Company shall pay the Trading Advisor a monthly management fee based upon a percentage of the Assets as of the first day of each month (the “Management Fee”) at the applicable rate set forth below;

(B) From and after the effective date of this Amendment Agreement through May 31, 2011, the rate of the Management Fee shall equal 1/12th of 2%;

(C) On and after June 1, 2011, if the Assets as of the first day of a month are:  (i) less than $400,000,000, then the rate of the Management Fee shall equal 1/12th of 2% for such month; and (ii) equal to or greater than $400,000,000, then the rate of the Management Fee shall equal 1/12th of 1.75% for such month; and

(D)  The Management Fee is payable in arrears within 30 Business Days of the end of the month for which it was calculated.  For purposes of this Agreement, “Business Day” shall mean any day on which the securities markets are open in the United States; and”

(b)           Section 10(a)(iv) of the Agreement is hereby deleted in its entirety and the following new Section 10(a)(iv) is inserted in place thereof:

“(iv) The Trading Manager is duly organized and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the Trading Manager’s ability to perform its obligations hereunder;”

(c)           Section 10(a) of the Agreement is hereby amended by deleting the word “and” at the end of Section 10(a)(xii), by inserting a new Section 10(a)(xiii) as set forth below and by re-designating existing Section 10(a)(xiii) as Section 10(a)(xiv):

“(xiii)  The assets of the Trading Company do not and shall not constitute “plan assets” for purposes of the U.S. Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended; and”

3.           Representations and Warranties.

Each party represents to the other parties that this Amendment Agreement has been duly and validly executed, delivered and entered into by it and that this Amendment Agreement constitutes a valid and binding agreement of it enforceable against it in accordance with its terms.

4.           Entire Agreement.

Except as expressly amended by this Amendment Agreement, the Agreement remains in full force and effect.

5.           Counterparts.

This Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement effective as of the date set forth above.

MORGAN STANLEY SMITH BARNEY TT II, LLC

By:  Ceres Managed Futures LLC
Its:  Trading Manager

By: _/s/ Walter Davis___
      Walter Davis, Chairman and President

CERES MANAGED FUTURES LLC

By:  Ceres Managed Futures LLC
Its:  Trading Manager

By: _/s/ Walter Davis___
      Walter Davis, Chairman and President

TRANSTREND B.V.

By: _/s/ J.P. A. van den Broek
      J.P. A. van den Broek, Managing Director

By: _/s/ A.P. Honig___
      A.P. Honig, Executive Director